GENERAL PROXY

        To the Board of Directors of XML-Global Technologies, Inc.:

        I hereby constitute and appoint Peter Shandro or Simon Anderson, either one of them, and in place of either, in case of substitution, his substitute, attorneys and agents for me and in my name, place and stead, to vote as my proxy at any Regular or Special Meeting, and at any adjournment or adjournments thereof, of the Stockholders of XML-Global Technologies, Inc. (the "Company") upon any question which may be brought before such meeting, including the election of directors, any and all shares of voting securities of the Company that I should be entitled to vote if then personally present, with full power to each of my said attorneys to appoint a substitute in his place.

        This proxy shall remain in full force and effect until revoked in writing, by the undersigned, but this proxy shall be irrevocable until January 31, 2005. The undersigned acknowledges that this proxy is coupled with an interest within the meaning of CRS Section 7-107-203(5)(e) inasmuch as it is given in connection with a voting agreement entered into concurrently herewith.
Dated:_____________________________	Paradigm Group II, LLC
By and through its General Partner
By:_______________________
Name:_____________________
Managing Member